UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

PETROSHARE CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-37943 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

9635 Maroon Circle, Suite 400

Englewood, Colorado 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 1, 2018, PetroShare Corp. (the “Company”) entered into a Secured Term Credit Agreement (“Credit Agreement”) with Providence Wattenberg, LP, a Texas limited partnership (“Providence”), and 5NR Wattenberg, LLC, a Texas limited liability company (“5NR,” and together with Providence, the “Lenders”). The Lenders loaned the Company $25 million (the “Loan”) under the Credit Agreement, which Loan is comprised of $5 million previously advanced pursuant to a Letter Agreement dated December 21, 2017, and $20 million funded at closing of the Credit Agreement (“Second Closing”). Providence is an affiliate of Providence Energy Operators, LLC (“PEO”), the beneficial owner of approximately 13% of the Company’s outstanding common stock, by virtue of common management personnel.

Interest on the outstanding principal balance of the Loan accrues at the rate of 14% per year, plus the greater of three-month LIBOR and 1%, but in no event to exceed 17%. Interest payments are due monthly beginning March 1, 2018. Repayment of the Loan is secured by a lien on all of the Company’s assets, which lien is equal in priority to the lien securing the remaining indebtedness owed to Providence Energy Partners III, LP (“PEP III”). All principal and accrued interest under the Credit Agreement is due February 1, 2020 (“Maturity Date”).

At any time, each Lender may convert 20% of the outstanding principal such Lender loaned into common stock of the Company at a price of $1.15 per share and the remaining principal at a price of $1.55 per share. The Company also granted to the Lenders:

•                  a warrant entitling the Lenders to purchase in the aggregate 1,500,000 shares of common stock at a price of $0.01 per share, exercisable until the Maturity Date;

•                  an option to purchase up to 50% of any securities offered by the Company in any private or public offering until December 31, 2018, and 25% of any securities offered thereafter; and

•                  an option to purchase up to $25 million of the Company’s common stock at a 10% discount from the 30-day volume-weighted average trading price of the common stock at the time the option is exercised, but in no event shall the exercise price be less than $1.85 per share, which option will become exercisable on the Maturity Date and expire on February 1, 2021; and

•                  registration rights in connection with the common stock that may be issued upon exercise of the foregoing rights.

The Company also agreed:

•                  at the Lenders’ option, to appoint up to three persons to the Company’s Board of Directors, two of whom would be designated by Providence and one by 5NR, and at least one of whom shall qualify as independent under the rules of the NYSE American;

•                  at the Lenders’ option, to designate a majority of the Company’s Board of Directors in the event of a default under the Credit Agreement;

•                  to extend PEO’s and PEP III’s rights to participate with the Company in any acreage acquisitions and any wells drilled on that acreage until the Maturity Date;

•                  not to issue any equity securities or securities convertible into or exercisable for equity securities without the consent of Lenders, except for common stock issuable under the Company’s equity incentive plan, certain registered public offerings, common stock issuable in connection with certain convertible promissory notes and certain outstanding warrants;

•                  not to violate the financial covenants in the Credit Agreement, including a Total Leverage Ratio and PDP PV Coverage Ratio, each as defined in the Credit Agreement;

•                  not to incur any additional debt without the Lenders’ consent; and

•                  not to engage in certain transactions, such as sale of all or substantially all of its assets, mergers, acquisitions, or the engagement or termination of key employees, each without the Lenders’ prior consent.

The Company used a portion of the $20 million proceeds from the Second Closing to pay certain fees and expenses arising under the Credit Agreement and satisfy a portion of its outstanding debt. The Company repaid $5.5 million in full satisfaction of the Company’s line of credit with PEO. The Company made a principal payment of $1.5 million plus $500,000 in accrued interest under the Company’s line of credit with PEP III. The remaining balance of the PEP III loan, in the amount of $2.1 million, plus accrued interest, is due June 30, 2018. The Company also paid a commitment fee to the Lenders of $1.25 million at the Second Closing and agreed to pay to the Lenders an underwriting fee of $1.25 million before February 1, 2019.

The remainder of the proceeds from the Loan will be used to develop the Company’s properties, including capital expenses, and general and administrative expenses as set forth in a budget approved by the Lenders.

The Credit Agreement is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Credit Agreement were made only for purposes of the Credit Agreement, including the allocation of risk between the parties, and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Credit Agreement.

A copy of the Credit Agreement is attached to this report as Exhibit 10.1. The description of the Credit Agreement in this report is qualified in its entirety by reference to Exhibit 10.1.

Item 1.02                                           Termination of a Material Definitive Agreement

The information under Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02                                           Unregistered Sales of Equity Securities

The information under Item 1.01 above is incorporated into this Item 3.02 by reference. The Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with issuance of the securities.

Item 7.01.                                        Regulation FD Disclosure.

On February 2, 2018, the Company issued a press release announcing the execution of the Credit Agreement. A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01                                           Financial Statements and Exhibits

The following exhibits are filed or furnished with this report:

Exhibit
Number	Description of Exhibit

10.1	Secured Term Credit Agreement among the Company, Providence Wattenberg, LP and 5NR Wattenberg, LLC, dated February 1, 2018
10.2	Form of Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement
10.3	First Amendment to Amended and Restated Participation Agreement, dated February 1, 2018
10.4	Registration Rights Agreement between the Company, Providence Wattenberg, LP, 5NR Wattenberg, LLC and Providence Energy Operators, LLC dated February 1, 2018
99.1	Press release dated February 2, 2018

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: February 7, 2018	By:	/s/ Paul Maniscalco
Paul Maniscalco, Chief Financial Officer